Exhibit 99.1

FOR IMMEDIATE RELEASE

TORNIER REPORTS 2011 FINANCIAL RESULTS AND PROVIDES 2012 OUTLOOK

Fourth Quarter Sales and Adjusted EBITDA Exceeded Guidance

2012 Outlook Includes Double-Digit Constant Currency Extremities Growth

AMSTERDAM, The Netherlands, February 23, 2012 — Tornier N.V. (NASDAQ: TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists, reported its financial results for the fourth quarter and full year 2011 and provided its outlook for financial results in 2012.

As previously reported, sales for the fourth quarter of 2011 reached $69.0 million compared to fourth quarter 2010 sales of $61.3 million, increases of 12.7% as reported and 12.4% in constant currency.  Also previously reported were full year 2011 sales of $261.2 million compared to 2010 sales of $227.4 million, increases of 14.9% as reported and 12.0% in constant currency.  Fourth quarter 2011 sales of Tornier’s extremity product categories increased 17.5% as reported and 17.1% in constant currency over the prior year’s fourth quarter and represented 79% of reported global sales.

Douglas W. Kohrs, President and Chief Executive Officer of Tornier, commented, “We are pleased that our fourth quarter extremity product sales growth was the strongest of the year with each of our extremity lines recording double digit growth.  This balanced growth across our extremity product portfolio can be attributed to our continued global focus on product innovation and commercialization.”

The Company’s fourth quarter 2011 adjusted EBITDA, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was $8.3 million or 12.1% of sales, compared to $5.2 million or 8.5% of sales in the same quarter of the prior year, an increase of 60%.  Adjusted EBITDA for the full year 2011 reached $28.6 million or 11.0% of sales, compared to $18.6 million or 8.2% of sales in 2010, representing an increase of 53%.

Mr. Kohrs continued, “We are pleased with the continued expansion in our adjusted EBITDA margin both for the fourth quarter and for the full year.  This significant earnings improvement, along with efficient working capital management, resulted in positive operating cash generation for both the quarter and the year.  Looking ahead, we will continue to improve operating efficiencies while growing the business faster than the market in all our product categories.”

Sales and Product Review

Tornier’s fourth quarter 2011 constant currency sales growth of 12.4% was led by its extremity product line categories which together posted constant currency growth of 17.1% over the fourth quarter of 2010.  Within the extremity products group, fourth quarter constant currency growth of the upper extremity category was 18.3%, led by the continued strength of shoulder arthroplasty products including the Aequalis Ascend™, the Aequalis® reverse, and the

CortiLoc™ glenoid.  Further positive contribution came from the launch of the Simpliciti™ stemless shoulder system in additional European markets.  Tornier’s lower extremity joints and trauma category grew 12.5% in constant currency with strong sales from both the market-leading Salto® ankle arthroplasty system and the Stabilis™ ankle fusion system.  The sports medicine and biologics product category posted fourth quarter constant currency sales growth of 13.1% led by the Company’s Piton® bone anchors and ArthroTunneler® anchor-less bone tunneling system.  Several new market expanding sports medicine and biologic products underwent initial clinical evaluation in the fourth quarter including the Insite®FT bone anchor line and the Duo™ shoulder instability system.  Sales of Tornier’s large joints product category declined by 2.2% in the quarter, in line with expectations, as a result of lower shipments to distributors serving new international markets entered in 2010.

On a geographic basis as compared to the fourth quarter of 2010, Tornier’s international sales increased 13.0% as reported and 12.3% in constant currency, representing 46% of global sales.  Sales in the United States increased by 12.5% and represented 54% of global sales.

Outlook

The Company projects 2012 constant currency sales in the range of $282 to $290 million, representing constant currency growth of 8% to 11% over 2011 sales.  Based on recent currency exchange rates, 2012 reported sales are projected in the range of $276 to $284 million, representing reported growth of 6% to 9% over 2011 sales.  Sales of the Tornier extremities product categories in 2012 are expected to grow 10% to 13% in constant currency.  The Company projects 2012 adjusted EBITDA, as described in the GAAP to non-GAAP reconciliation provided later in this release, of $35.5 to $41.5 million or 13% to 14.5% of reported sales, representing growth of 24% to 45% over 2011.

For the first quarter of 2012, the Company projects constant currency sales in the range of $75 to $77 million, representing constant currency growth of 8% to 11% over first quarter 2011 sales.   Based on recent currency exchange rates, first quarter 2012 reported sales are projected in the range of $74 to $76 million, representing reported growth of 6% to 9% over first quarter 2011 sales.  First quarter 2012 extremities product category sales are expected to grow 10% to 13% in constant currency.  The Company projects adjusted EBITDA for the first quarter of 2012 of $9.5 to $11 million or 13% to 14% of reported sales.

Earnings Call Information

Tornier will host a conference call today at 5:30 p.m. eastern time to discuss its fourth quarter 2011 financial results and its initial outlook for 2012.  The conference call will be available to interested parties through a live audio webcast available through the Company’s website at www.tornier.com.  Those without internet access may join the call from within the U.S. by dialing 1-877-673-5355; outside the U.S., dial +1-760-666-3805.

A telephone replay will be available for two weeks following the call by dialing 1-855-859-2056 for domestic participants and +1-404-537-3406 for international participants.  When prompted, please enter the replay pin number 47132348.  For those who are not available to listen to the live webcast, the call will be archived for one year on Tornier’s website.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expect,” “should,” “project,” “anticipate,” “intend,” “will,” “may,” “believe,” “could,” “would,” “continue,” “outlook,” “guidance,” other words of similar meaning or the use of future dates.   Examples of forward-looking statements in this release include Tornier’s financial guidance for the first quarter of 2012 and for the full year 2012 and its intent to improve operating efficiencies and grow its business.  Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, Tornier’s future operating results and financial performance, fluctuations in foreign currency exchange rates, the effect of global economic conditions and the European debt crisis, the timing of regulatory approvals and introduction of new products, physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates, potential product recalls, competitor activities and the costs and effects of litigation and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q.  Tornier undertakes no obligation to update its forward-looking statements.

About Tornier

Tornier is a global medical device company focused on serving extremities specialists who treat orthopaedic conditions of the shoulder, elbow, wrist, hand, ankle and foot.  The Company’s broad offering of over 90 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets.  Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world.  For more information regarding Tornier, visit www.tornier.com.

Use of Non-GAAP Financial Measures

To supplement Tornier’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), Tornier uses certain non-GAAP financial measures in this release.  Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of revenue by geography.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Tornier’s financial results prepared in accordance with GAAP.

Contact:

Carmen Diersen

Chief Financial Officer

952-426-7646

cdiersen@tornier.com

Doug Kohrs

President and Chief Executive Officer

952-426-7606

dkohrs@tornier.com

Tornier N.V.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	(unaudited)		(unaudited)
	January 1, 2012	January 2, 2011	January 1, 2012	January 2, 2011
Revenue	$69,042	$61,265	$261,191	$227,378
Cost of goods sold	20,174	17,883	74,882	63,437
Gross profit	48,868	43,382	186,309	163,941

Operating expenses
Sales and marketing	34,970	33,144	136,305	126,809
General and administrative	6,583	5,723	25,143	22,366
Research and development	5,231	5,182	19,839	17,896
Amortization of intangible assets	2,834	2,772	11,282	11,492
Special charges	704	—	892	306
Total operating expenses	50,322	46,821	193,461	178,869

Operating (loss)	(1,454)	(3,439)	(7,152)	(14,928)

Other income (expense)
Interest income	135	81	550	223
Interest expense	(565)	(5,616)	(4,326)	(21,805)
Foreign currency transaction gain (loss)	274	1,304	193	(8,163)
Loss on extinguishment of debt	—	—	(29,475)	—
Other non-operating income (expense)	321	(301)	1,330	43

Loss before income taxes	(1,289)	(7,971)	(38,880)	(44,630)
Income tax (expense) benefit	(692)	(125)	8,424	5,121

Consolidated net loss	(1,981)	(8,096)	(30,456)	(39,509)
Net loss attributable to non-controlling interest	—	—	—	(695)

Net loss attributable to Tornier N.V.	(1,981)	(8,096)	(30,456)	(38,814)
Accretion of non-controlling interest	—	—	—	(679)

Net loss attributable to ordinary shareholders	$(1,981)	$(8,096)	$(30,456)	$(39,493)

Net loss per share
Basic and diluted	$(0.05)	$(0.27)	$(0.80)	$(1.42)

Weighted average ordinary shares outstanding
Basic and diluted	39,261	29,568	38,227	27,770

Tornier N.V.

Condensed Consolidated Balance Sheets

(in thousands)

	January 1, 2012	January 2, 2011
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$54,706	$24,838
Accounts receivable, net	45,908	42,758
Inventories	79,883	77,525
Deferred income taxes and other current assets	18,375	28,093
Total current assets	198,872	173,214

Instruments, net	49,347	42,378
Property, plant and equipment, net	33,353	33,680
Goodwill and intangibles, net	228,209	240,854
Deferred income taxes and other assets	1,919	1,052
Total assets	$511,700	$491,178

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowing and current portion of long-term debt	$18,011	$28,392
Accounts payable	12,020	12,890
Accrued liabilities and deferred income taxes	35,443	34,967
Total current liabilities	65,474	76,249

Notes payable	—	84,261
Other long-term debt	21,900	25,467
Deferred income taxes and other long-term liabilities	22,866	34,962
Total liabilities	110,240	220,939

Shareholders’ equity	401,460	270,239

Total liabilities and shareholders’ equity	$511,700	$491,178

Tornier N.V.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended		Twelve Months Ended
	(unaudited)		(unaudited)
	January 1, 2012	January 2, 2011	January 1, 2012	January 2, 2011
Cash flows from operating activities
Consolidated net loss	$(1,981)	$(8,096)	$(30,456)	$(39,509)

Adjustments to reconcile consolidated net loss to net cash provided by (used in) operating activities
Depreciation and amortization	7,279	7,196	28,317	27,038
Non-cash foreign currency (gain) loss	(89)	(1,644)	298	7,143
Deferred income taxes	(2,626)	(978)	(11,619)	(6,548)
Share-based compensation	1,806	1,443	6,547	5,630
Non-cash interest expense and discount amortization	—	5,013	2,040	19,612
Inventory obsolescence	1,182	1,181	4,996	5,212
Change in fair value of warrant liability	—	—	29,475	—
Other non-cash items affecting earnings	161	954	(186)	1,699

Changes in operating assets and liabilities
Accounts receivable	(4,139)	(4,450)	(4,673)	(3,790)
Inventories	3,076	(114)	(7,939)	(17,349)
Accounts payable and accruals	6,022	(2,242)	2,573	2,348
Other current assets and liabilities	431	3,548	3,987	(307)
Other non-current assets and liabilities	1,083	1,583	(194)	1,710
Net cash provided by (used in) operating activities	12,205	3,394	23,166	2,889

Cash flows from investing activities
Acquisition-related cash payments	(1,089)	(336)	(3,142)	(2,328)
Additions of instruments	(4,692)	(3,330)	(19,734)	(13,838)
Purchases of property, plant and equipment	(2,827)	(1,147)	(6,599)	(6,687)
Net cash provided by (used in) investing activities	(8,608)	(4,813)	(29,475)	(22,853)

Cash flows from financing activities
Change in short-term debt	(2,328)	(661)	(10,513)	6,468
Repayments of long-term debt	(1,689)	(2,684)	(8,147)	(7,687)
Proceeds from issuance of long-term debt	281	6,010	5,032	11,361
Deferred financing costs	—	(1,858)	(2,731)	(3,534)
Repayment of notes payable	—	—	(116,108)	—
Issuance of ordinary shares	362	13	171,577	819
Net cash provided by (used in) financing activities	(3,374)	820	39,110	7,427

Effect of currency exchange rates on cash and cash equivalents	(1,365)	(65)	(2,933)	(594)

Increase (decrease) in cash and cash equivalents	(1,142)	(664)	29,868	(13,131)

Cash and cash equivalents at beginning of period	55,848	25,502	24,838	37,969

Cash and cash equivalents at end of period	$54,706	$24,838	$54,706	$24,838

Tornier N.V.

Selected Revenue Information

(in thousands)

	Three Months Ended			Twelve Months Ended
	(unaudited)		Percent	(unaudited)		Percent
	January 1, 2012	January 2, 2011	change	January 1, 2012	January 2, 2011	change
Revenue by product category
Upper extremity joints and trauma	$43,424	$36,598	18.7%	$164,064	$139,175	17.9%
Lower extremity joints and trauma	7,011	6,223	12.7%	26,033	23,629	10.2%
Sports medicine and biologics	4,010	3,523	13.8%	14,779	13,210	11.9%
Total extremities	54,445	46,344	17.5%	204,876	176,014	16.4%
Large joints and other	14,597	14,921	-2.2%	56,315	51,364	9.6%
Total	$69,042	$61,265	12.7%	$261,191	$227,378	14.9%

Revenue by geography
United States	$37,299	$33,165	12.5%	$141,496	$127,762	10.7%
International	31,743	28,100	13.0%	119,695	99,616	20.2%
Total	$69,042	$61,265	12.7%	$261,191	$227,378	14.9%

Tornier N.V.

Reconciliation of Revenue to Non-GAAP Revenue on a Constant Currency Basis

(in thousands)

	Three Months Ended
	(unaudited)
	January 1, 2012			January 2, 2011	Percent
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$43,424	$(132)	$43,292	$36,598	18.3%
Lower extremity joints and trauma	7,011	(8)	7,003	6,223	12.5%
Sports medicine and biologics	4,010	(27)	3,983	3,523	13.1%
Total extremities	54,445	(167)	54,278	46,344	17.1%
Large joints and other	14,597	(7)	14,590	14,921	-2.2%
Total	$69,042	$(174)	$68,868	$61,265	12.4%

Revenue by geography
United States	$37,299	$—	$37,299	$33,165	12.5%
International	31,743	(174)	31,569	28,100	12.3%
Total	$69,042	$(174)	$68,868	$61,265	12.4%

	Twelve Months Ended
	(unaudited)
	January 1, 2012			January 2, 2011	Percent
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$164,064	$(3,170)	$160,894	$139,175	15.6%
Lower extremity joints and trauma	26,033	(414)	25,619	23,629	8.4%
Sports medicine and biologics	14,779	(301)	14,478	13,210	9.6%
Total extremities	204,876	(3,885)	200,991	176,014	14.2%
Large joints and other	56,315	(2,744)	53,571	51,364	4.3%
Total	$261,191	$(6,629)	$254,562	$227,378	12.0%

Revenue by geography
United States	$141,496	$—	$141,496	$127,762	10.7%
International	119,695	(6,629)	113,066	99,616	13.5%
Total	$261,191	$(6,629)	$254,562	$227,378	12.0%

Tornier N.V.

Reconciliation of Net Loss to

Non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation

and Amortization (EBITDA)

(in thousands)

	Three Months Ended		Twelve Months Ended
	(unaudited)		(unaudited)
	January 1, 2012	January 2, 2011	January 1, 2012	January 2, 2011
Net loss, as reported	$(1,981)	$(8,096)	$(30,456)	$(39,509)

Interest income	(135)	(81)	(550)	(223)
Interest expense	565	5,616	4,326	21,805
Income tax expense (benefit)	692	125	(8,424)	(5,121)
Depreciation	4,445	4,424	17,035	15,546
Amortization	2,834	2,772	11,282	11,492

Subtotal Non-GAAP EBITDA (Loss)	6,420	4,760	(6,787)	3,990

Other non-operating (income) expense	(321)	301	(1,330)	(43)
Foreign currency transaction (gain) loss	(274)	(1,304)	(193)	8,163
Share-based compensation	1,806	1,443	6,547	5,630
Loss on extinguishment of debt	—	—	29,475	—
Special charges	704	—	892	306
Operating expenses from consolidated VIE	—	—	—	594

Non-GAAP Adjusted EBITDA	$8,335	$5,200	$28,604	$18,640

Tornier N.V.

Reconciliation of Net Cash Provided by (Used in) Operating Activities

to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Twelve Months Ended
	(unaudited)		(unaudited)
	January 1, 2012	January 2, 2011	January 1, 2012	January 2, 2011

Net cash provided by (used in) operating activities, as reported	$12,205	$3,394	$23,166	$2,889

Adjusted for:
Additions of instruments, as reported	(4,692)	(3,330)	(19,734)	(13,838)
Purchases of property, plant and equipment, as reported	(2,827)	(1,147)	(6,599)	(6,687)

Non-GAAP free cash flow	$4,686	$(1,083)	$(3,167)	$(17,636)